EXHIBIT 4.3

                                     WARRANT

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                                                                  May 16, 2000

            Warrant to Purchase up to 15,000 Shares of Common Stock of FiberCore, Inc. (hereinafter, the "Warrant").

            FiberCore, Inc., an entity organized and existing under the laws of the State of Nevada (the "Company"), hereby agrees that Marc Drimer ("Warrant Holder") is entitled, on the terms and conditions set forth below, to purchase from the Company at any time during the Exercise Period (hereinafter defined) up to 15,000 fully paid and nonassessable shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), as the same may be adjusted from time to time pursuant to Section 5 hereof, at the Exercise Price (hereinafter defined), as the same may be adjusted pursuant to Section 5 hereof.

            Section 1. Definitions.

            "Aggregate Exercise Price" shall mean, with respect to any exercise (in whole or in part) of this Warrant the Exercise Price multiplied by the total number of shares of Common Stock for which this Warrant is being exercised.

            "Capital Shares" shall mean the Common Stock, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

            "Exercise Date" shall mean, with respect to any exercise (in whole or in part) of this Warrant either (i) the date this Warrant, the Exercise Notice and the Aggregate Exercise Price are received by the Company or (ii) the date a copy of the Exercise Notice is sent by facsimile to the Company, provided that this Warrant, the original Exercise Notice, and the Aggregate Exercise Price are received by the Company within five Trading Days thereafter and provided further that if this Warrant, the original Exercise Notice and the Aggregate Exercise Price are not received within five Trading Days in accordance with clause (ii) above, the Exercise Date for this clause (ii) shall be the date this Warrant, the original Exercise Notice and the Aggregate Exercise Price are received by the Company.

            "Exercise Notice" shall mean, with respect to any exercise (in whole or in part) of this Warrant the exercise form attached hereto as Exhibit A, duly executed by the Warrant Holder.

            "Exercise Period" shall mean the period beginning on the May 16, 2000 and continuing until May 15, 2005, inclusive.

            "Exercise Price" as of the date hereof shall mean $3.20 per share of Common Stock, subject to the adjustments provided for in Section 5 of this Warrant.

            "Outstanding" when used with reference to Common Stock or Capital Shares (collectively, the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not refer to any such Shares then directly or indirectly owned or held by or for the account of the Company.

            "Per Share Warrant Value" shall mean, with respect to any exercise (in whole or in part) of this Warrant the difference resulting from subtracting the Exercise Price from the Trade Price of one share of Common Stock on the Trading Day immediately preceding the Exercise Date.

            "Principal Market" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange, the Electronic Bulletin Board or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

            "Trading Day" shall mean any day during which the Principal Market shall be open for business.

            "Trade Price" shall mean the volume-weighted average price as reported by Bloomberg L.P. using the Average Quote Recap function.

            "Warrant Shares" means shares of Common Stock issuable upon exercise of this Warrant.

            Section 2. Exercise;

            (a) Method of Exercise. This Warrant may be exercised in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period, by the Warrant Holder by (i) the surrender of this Warrant, the Exercise Notice and the Aggregate Exercise Price to the Company at the address set forth in Section 10 hereof or (ii) the delivery by facsimile of an executed and completed Exercise Notice to the Company and delivery to the Company within five Trading Days thereafter of this Warrant, the original Exercise Notice and the Aggregate Exercise Price.

            (b) Payment of Aggregate Exercise Price. Subject to paragraph (c) below, payment of the Aggregate Exercise Price shall be made by check or bank draft payable to the order of the Company or by wire transfer to an account designated by the Company. If the amount of the payment received by the Company is less than the Aggregate Exercise Price, the Warrant Holder will be notified of the deficiency and shall make payment in that amount within five Trading Days of such notice. In the event the payment exceeds the Aggregate Exercise Price, the Company will refund the excess to the Warrant Holder within three Trading Days of both the receipt of such payment and the knowledge of such excess.

            (c) Replacement Warrant. In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to the Warrant Holder a new Warrant of like tenor in the name of the Warrant Holder or as the Warrant Holder may request, reflecting such adjusted number of Warrant Shares.

            Section 3. Delivery of Stock Certificates.

            (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within five Trading Days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder may lawfully direct, a certificate or certificates for the number of validly issued, fully paid and non-assessable Warrant Shares to which the Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled upon such exercise in accordance with the provisions hereof; provided, however, that any such delivery to a location outside of the United States shall also be made within five Trading Days after the exercise of this Warrant in full or in part.

            (b) This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the right to acquire any fractional share of Common Stock, then in such event such fractional share shall be considered a whole share of Common Stock and shall be added to the number of Warrant Shares issuable to the Warrant Holder upon exercise of this Warrant.

            Section 4. Representations, Warranties and Covenants of the Company.

            (a) The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder.

            (b) At all times during the Exercise Period, the Company shall take all steps reasonably necessary and within its control to insure that the Common Stock remains listed or quoted on the Principal Exchange.

            (c) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable.

            (d) The Company has authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant. The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable as Warrant Shares, and shall accordingly adjust the number of such shares of Common Stock promptly upon the occurrence of any of the events specified in Section 4 hereof.

            Section 5. Adjustment of the Exercise Price. The Exercise Price and, accordingly, the number of Warrant Shares issuable upon exercise of the Warrant, shall be subject to adjustment from time to time upon the happening of certain events as follows:

            (a) Reclassification, Consolidation, Merger; Mandatory Share Exchange; Sale Transfer or Lease of Assets. If the Company, at any time while this Warrant is unexpired and not exercised in full, (i) reclassifies or changes its Outstanding Capital Shares (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon exercise of the Warrant) or (ii) consolidates, merges or effects a mandatory share exchange with another corporation (other than a merger or mandatory share exchange with another corporation in which the Company is a continuing corporation and that does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or (iii) sells, transfers or leases all or substantially all of its assets, then in any such event the Company, or such successor or purchasing corporation, as the case may be, shall, without payment by the Warrant Holder of any additional consideration therefor, amend this Warrant or issue a new Warrant providing that the Warrant Holder shall have rights not less favorable to the Warrant Holder than those then applicable to this Warrant and to receive upon exercise under such amendment of this Warrant or new Warrant, in lieu of each share of Common Stock theretofore issuable upon exercise of the Warrant hereunder, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, lease, sale or transfer by the holder of one share of Common Stock issuable upon exercise of the Warrant had the Warrant been exercised immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange or sale or transfer, and an appropriate provision for the foregoing shall be made by the Company as part of any such event. Such amended Warrant or new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges, sales, transfers and leases.

            (b) Subdivision or Combination of Shares; Stock Dividends. If the Company, at any time while this Warrant is unexpired and not exercised in full, shall (x) subdivide its Common Stock, (y) combine its Common Stock or (z) pay a dividend or other distribution in its Capital Shares, then the Exercise Price shall be adjusted, as of the date the Company shall take a record of the holders of its Capital Shares for the purpose of effecting such subdivision, combination or dividend or other distribution (or if no such record is taken, as of the effective date of such subdivision, combination, dividend or other distribution), to that price determined by multiplying the Exercise Price in effect immediately prior to such subdivision, combination, dividend or other distribution by a fraction:

            (i) the numerator of which shall be the total number of Outstanding Capital Shares immediately prior to such subdivision, combination, dividend or other distribution, and

            (ii) the denominator of which shall be the total number of Outstanding Capital Shares immediately after such subdivision, combination, dividend or other distribution. The provisions of this
      Section 5(b) shall not apply under any of the circumstances for which a adjustment is made pursuant to Section 5(a).

            (c) Liquidating Dividends, Etc. If the Company, at any time while this Warrant is unexpired and not exercised in full, makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) and (b) while an exercise is pending, then the Warrant Holder shall be entitled to receive upon such exercise of the Warrant in addition to the Warrant Shares receivable in connection therewith, and without payment of any consideration other than the Exercise Price, an amount in cash equal to the value of such distribution per Capital Share multiplied by the number of Warrant Shares that, on the record date for such distribution, are issuable upon such exercise of the Warrant, and an appropriate provision therefor shall be made by the Company as part of any such distribution. No further adjustment shall be made following any event that causes a subsequent adjustment in the number of Warrant Shares issuable. The value of a distribution that is paid in other than cash shall be determined in good faith by the Board of Directors of the Company.

            (d) Adjustment of Number of Shares. Upon each adjustment of the Exercise Price pursuant to any provisions of this Section 5, the number of Warrant Shares issuable hereunder at the option of the Warrant Holder shall be calculated, to the nearest one hundredth of a whole share, multiplying the number of Warrant Shares issuable prior to an adjustment by a fraction:

            (i) the numerator of which shall be the Exercise Price before any adjustment pursuant to this Section 5; and

            (ii) the denominator of which shall be the Exercise Price after such adjustment.

            (e) Notice of Certain Actions; Notice of Adjustments.

            (i) In the event the Company shall, at a time while the Warrant is unexpired and outstanding, take any action pursuant to subsections (a) through (d) of this Section 5 that may result in an adjustment of the Exercise Price, the Company shall notify the Warrant Holder of such action 10 days in advance of its effective date in order to afford to the Warrant Holder an opportunity to exercise the Warrant prior to such action becoming effective.

            (ii) Notice of Adjustments. Whenever the Exercise Price or number of Warrant Shares shall be adjusted pursuant to Section 5 hereof, the Company shall promptly deliver by facsimile, with the original delivered by express courier service in accordance with Section 10 hereof, a certificate, which shall be signed by the Company's President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company's Board of Directors made any determination hereunder), and the Exercise Price and number of Warrant Shares purchasable at that Exercise Price after giving effect to such adjustment.

            Section 6. No Impairment. The Company will not, by amendment of its Articles of Incorporation or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder hereunder. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

            Section 7. Rights As Stockholder. Prior to exercise of this Warrant and except as provided in Section 5 hereof, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least ten days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

            Section 8. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

            Section 9. Restricted Securities.

            (a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act in reliance upon the provisions of Section 4(2) promulgated by the SEC under the Securities Act. This Warrant and the Warrant Shares issuable upon exercise of this Warrant may not be resold except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws.

            (b) Legend. Any replacement Warrants issued pursuant to Section 2 hereof and any Warrant Shares issued upon exercise hereof, shall bear the legend set forth at the head of this Warrant:

Such legend shall only be removed in the event that the security which would otherwise bear such legend is registered pursuant to the Securities Act and the party seeking to remove such legend provides the Company with an opinion of counsel, which opinion shall be satisfactory to the Company, stating the removal of such legend is appropriate.


            (c) No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 9(b) has been or shall be placed on the share certificates representing the Warrant Shares and no instructions or "stop transfer orders," so called, "stock transfer restrictions" or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Section 9.

            (d) Assignment. The Warrant Holder may not sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part.

            (e) Warrant Holder's Compliance. Nothing in this Section 9 shall affect in any way The Warrant Holder's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

            Section 10. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be deemed duly given (i) upon delivery if hand delivered at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (ii) on the fifth business day after deposit into the mail, if deposited in the mail, registered or certified, return receipt requested, postage prepaid, addressed to the address designated below, (iii) upon delivery if delivered by reputable express courier service to the address designated below, or (iv) upon confirmation of transmission if transmitted by facsimile to the facsimile number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received). The addresses and facsimile numbers for such communications shall be:

            if to the Company:

                  FiberCore, Inc.
                  253 Worcester Rd.
                  P.O. Box 180
                  Charlton, MA 01507
                  Attention:  Chief Financial Officer
                  Telephone:  (508) 248-3900
                  Facsimile:  (508) 248-5588

            if to the Warrant Holder:

                  Marc M. Drimer
                  24 Quai des Commerce
                  1000 Brussells, Belgium
                  Attention:  ______________
                  Telephone:  32-2218-0370 or 32-4863-95152
                  Facsimile:  ______________

            Either party hereto may from time to time change its address or facsimile number for notices under this Section 10 by giving at least 10 days' prior written notice of such changed address or facsimile number to the other party hereto.

            Section 11. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

            IN WITNESS WHEREOF, this Warrant was duly executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                                       FiberCore, Inc.



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



Attested:




By:
   ---------------------------------
   Name:
   Title:

                            EXHIBIT A TO THE WARRANT

                                  EXERCISE FORM

                                 FIBERCORE, INC.

            The undersigned (the "Registered Holder") hereby irrevocably exercises the right to purchase __________________ shares of Common Stock of FiberCore, Inc., an entity organized and existing under the laws of the State of Nevada (the "Company"), evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full in the form of (check the appropriate box) (i) by cash or certified check in the amount of $________; or (ii) by wire transfer to the Company's account at __________________, _________, _________ (Account No.: _________).

            By delivering this notice, the undersigned agrees to be subject to the terms and conditions of the attached Warrant.

            The undersigned requests that stock certificates for such Warrant Shares be issued, and any Warrant representing any unexercised portion hereof be issued, pursuant to this Warrant in the name of the Registered Holder and delivered to the undersigned at the address set forth below.

Dated:
      ---------------------------------



---------------------------------------
Signature of Registered Holder


---------------------------------------
Name of Registered Holder (Print)



---------------------------------------
Address

                                     NOTICE

            The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.